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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000 (except Notes 9 and 10, as to which the dates are April 3, 2000 and January 9, 2001, respectively) in Post-Effective Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-38688) and the related Prospectus of Covad Communications Group, Inc. for the registration of up to 5,013,466 shares of its common stock.

                                                /s/Ernst & Young LLP
Walnut Creek, California
January 9, 2001